UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	51-0394637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaYarden 4, pob 1026,

Airport City, Israel 7010000

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MYSZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

The information regarding the Purchase Agreement set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01. Other Events

On May 8, 2020, My Size, Inc. (the “Company”) completed a public offering (the “Offering”) of (i) 1,925,001 units (the “Units”), each Unit consisting of one share of common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrant”), at a price of $1.10, and 2,620,453 pre-funded units (the “Pre-funded Units”), each Pre-funded Unit consisting of one pre-funded warrant to purchase one share of Common Stock (the “Pre-funded Warrant”) and one Warrant, at a price of $1.099 per Pre-funded Unit. A copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Offering was made under an effective registration statement on Form S-1 (File No. 333-237858) (the “Form S-1”) filed with the Securities and Exchange Commission (the “Commission”) and declared effective on May 6, 2020.

Subject to certain ownership limitations described in the Warrants, the Warrants have an exercise price of $1.10 per share of Common Stock, are exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Warrants. In connection with the Offering, the Company issued an aggregate of Warrants to purchase an aggregate of 4,545,454 shares of Common Stock.

Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.001 per share of Common Stock any time until all of the Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants, respectively. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice.

In connection with the offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 90 days after the date of the Purchase Agreement and a prohibition on the Company entering into variable rate transactions for a period of 12 months after the date of the Purchase Agreement, subject to certain exceptions.

The net proceeds to the Company from the Offering were approximately $4.3 million, after deducting placement agent’s fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for the establishment of a joint venture, working capital and general corporate purposes.

The Company is also party to an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright acted as exclusive placement agent for the Offering. In connection with the Offering, the Company paid to Wainwright a cash placement fee of $350,000, which represents 7.0% of the gross proceeds raised in the Offering, a management fee of $50,000, which represents 1% of the gross proceeds raised in the Offering, a payment for non-accountable expenses of $35,000, a reimbursement for legal fees and expenses of $70,000, and $12,900 for closing fees. Pursuant to the Engagement Letter, the Placement Agent issued to the Placement Agent’s designees compensation warrants (the “Placement Agent Warrants”) to purchase up to 272,727 shares of Common Stock, which represents 6.0% of the gross proceeds of the aggregate number of shares of Common Stock and Pre-funded Warrants sold in the Offering. The Placement Agent Warrant has substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the per share purchase price, or $1.375 per share, and expire on the five year anniversary of the effective date of the registration statement.

The foregoing is only a summary of the Warrant, the Pre-Funded Warrant, the Placement Agent Warrant and the Purchase Agreement and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the forms of the Warrant, the Pre-Funded Warrant, the Placement Agent Warrant and the Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

As disclosed on a Current Report on Form 8-K on November 19, 2019, the Company was previously notified by the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company did not satisfy the minimum $2.5 million stockholders’ equity requirement (the “Rule”) for continued listing on the Nasdaq Capital Market as of September 30, 2019. The Company thereafter presented its plan to regain compliance with the Rule to the Nasdaq Hearings Panel, which granted the Company an extension, ultimately through May 18, 2020, to evidence full compliance with the Rule.

As a result of the Offering described above, the Company believes it satisfies the Rule and all other applicable criteria for continued listing on The Nasdaq Capital Market as of the date of this filing. The Company awaits receipt of Nasdaq’s formal confirmation that the Company has evidenced full compliance with the Nasdaq listing criteria and that the matter has been closed.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

4.1	Form of Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1, Amendment No. 1, filed with the SEC on May 5, 2020 (File No. 333-237858)).
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1, Amendment No. 1, filed with the SEC on May 5, 2020 (File No. 333-237858)).
4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1, Amendment No. 1, filed with the SEC on May 5, 2020 (File No. 333-237858)).
10.1	Securities Purchase Agreement (incorporated by reference to Exhibit 10.30 to the Company’s Registration Statement on Form S-1, Amendment No. 1, filed with the SEC on May 5, 2020 (File No. 333-237858)).
99.1	Press release issued May 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: May 8, 2020	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

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